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                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement of Amkor Technology Inc. on Form S-3 of our report dated February 9, 2000 with respect to the financial statements of Anam Engineering & Construction Co., Ltd. for the three years ended December 31, 1999, incorporated by reference in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2000, as amended, and appearing in Amkor Technology Inc.'s Form 8-K dated March 30, 2001.

/s/ Ahn Kwon & Co.
Ahn Kwon & Co.


Seoul, Korea
January 22, 2002